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                                                                     Exhibit 5.7

                        [CLIFFORD CHANCE LLP LETTERHEAD]



                       TAK/JDB/LVDW/B0689-15    5 March 2004

Burns Philp Treasury (Europe) B.V.
De Boelelaan 7 OFFICIA I
1083 HJ Amsterdam
The Netherlands

Burns Philp Netherlands European Holdings B.V.
De Boelelaan 7 OFFICIA I
1083 HJ Amsterdam
The Netherlands

(together the "COMPANIES" and each a "COMPANY")

Dear Sirs,

                                  PROJECT TEST
                       BURNS PHILP TREASURY (EUROPE) B.V.
                 BURNS PHILP NETHERLANDS EUROPEAN HOLDINGS B.V.
        AS GUARANTORS OF BURNS PHILP CAPITAL PTY LIMITED AND BURNS PHILP
      CAPITAL (U.S.) INC. IN RESPECT OF A MAXIMUM AMOUNT OF USD 210,000,000
                       SENIOR SUBORDINATED NOTES DUE 2011

I.       DESCRIPTION OF TRANSACTION / SCOPE OF OUR ROLE

We have acted as special Dutch legal counsel (advocaat) in The Netherlands in connection with:

(i) outstanding USD 210,000,000 10-3/4% Series B Senior Subordinated Notes due 2011 of Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc. (the "NOTES");

(ii) an e-mailed copy of an executed indenture dated as of 20 February 2003 (the "INDENTURE") and made between Burns Philp Capital Pty Limited, an Australian corporation and Burns Philp Capital (U.S.) Inc, a Delaware company (together the "ISSUERS" and each an "ISSUER"), Burns, Philp & Company Limited and the guarantors named therein as Subsidiary Guarantors and the Wells Fargo Bank, National Association as trustee (the "TRUSTEE") regarding the Notes issued by the Issuers; and

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(iii)    certain documents in relation thereto listed in the annex hereto (the
         "ANNEX").

We understand that the registration under the United States Security Act of 1933, as amended (the "SECURITIES ACT") of a proposed exchange offer (the "EXCHANGE OFFER") of 10-3/4% Series B Senior Subordinated Notes due 2011 guaranteed by, amongst others, the Companies (the "EXCHANGE NOTES"), has been sought, in connection with which a Form F-4 registration statement under the Securities Act of 1933 relating to the Exchange Notes (the "REGISTRATION STATEMENT") has been filed with the SEC on 16 July 2003 with File No. 333-107085.

This opinion is given solely in connection with the registration of the Exchange Notes under the Securities Act. However, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

Unless the context requires otherwise, capitalised terms used herein without definition shall have the same meanings ascribed to them in the Indenture, Registration Statement and in the Annex.

Headings in this opinion are for ease of reference only and shall not affect the interpretation hereof.

We have reviewed but have not been involved in structuring, drafting or negotiating the Indenture.

In arriving at the opinions expressed below we have examined and relied upon the documents referred to above and in the Annex and such other documents as we deemed relevant.

The Indenture is expressed to be governed by the laws of the State of New York. As Dutch lawyers we are not qualified to assess the meaning and consequences of the terms of the Indenture under any law other than Netherlands law; in particular, we have made no investigation into the laws of the State of New York as a basis for the opinion expressed hereinafter and do not express or imply an opinion thereon. Accordingly, our review of the Indenture has been limited to the terms of such documents as they appear on the face thereof without reference to (i) the general body of law incorporated into or made applicable to the Indenture by the choice of law clause contained therein or (ii) provisions and regulations expressed to be applicable thereto, by reference, incorporation or otherwise.

II.      ASSUMPTIONS

In examining and in describing the documents listed above and in the Annex, and in giving this opinion we have, with your permission, assumed:

         POWER, CAPACITY AND AUTHORITY; INCORPORATION, EXISTENCE AND STANDING; COMPLIANCE

(i) the power, capacity (corporate and other) and authority of all parties (other than the Companies) to enter into the Indenture and to perform their respective obligations thereunder and that the Indenture is or will be (where appropriate) duly authorised, executed and delivered by all parties thereto (other than the Companies) and create valid and legally binding obligations for all such parties as a matter of applicable law (if other than Netherlands law on which we opine);

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(ii)     that each party to any document (other than the Companies) is duly incorporated and organised, validly existing and in good standing (where such concept is legally relevant) under the laws of its jurisdiction of incorporation and of the jurisdiction of its principal place of business;

         DOCUMENTS, ATTORNEYS

(iii) the genuineness of all signatures (including that of Ms. Golding on behalf of the Companies on the Indenture) on all documents or on the originals thereof, the authenticity and completeness of all documents submitted to us as originals and the conformity of conformed, (photo)copy, e-mail, faxed or specimen documents to the originals thereof;

(iv) the absence of any arrangements between one or more of the parties to the Indenture and/or other persons which modify or supersede any of the terms of any of the Indenture;

         CORPORATE DOCUMENTS

(v) that all matters confirmed and certified in the Corporate Documents are true and accurate;

         MISCELLANEOUS

(vi) that the Notes, the Exchange Notes and any other securities will only be issued by the Issuers, and will be issued, offered and sold in the form set out in, on the terms and in accordance with the provisions of the Indenture and that any Notes, Exchange Notes or securities will be executed, authenticated and issued in the form scheduled to the Indenture (if applicable); and

(vii) that any applicable law (other than those of The Netherlands on which we opine) would not affect or qualify our opinion as set out below.

III.     DOCUMENTS EXAMINED / RELIANCE

We have not been concerned with investigating or verifying the accuracy of any matters set out in the Indenture (except those matters on which we have expressly given our opinion). To the extent that the accuracy of such matters and of any matters stated in any of the other documents listed above is relevant to the contents of this opinion, we have assumed, with your permission, that they were true and accurate when made and remain true and accurate.

The undersigned is not familiar with the operations of the Companies. Other than to review the documents listed above and/or in the Annex, we have not examined any contracts, instruments or other documents entered into by or affecting the Companies or any of their corporate records, unless specifically stated otherwise and, we have not undertaken any investigations or made any other enquiries or searches concerning the Companies.

Where an assumption is stated to be made in this opinion, we have not made any investigation or enquiry with respect to the matters that are the subject of such assumption and we express no views as to such matters.

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IV.      SCOPE OF OUR REVIEW / MATTERS EXCLUDED

We express no opinion as to any law other than the laws of The Netherlands in force as at the date hereof and no opinion is given (or may be inferred or implied):

(i) as to any law other than to the laws of The Netherlands in force as at the date hereof as applied and interpreted according to present published case-law of the Netherlands courts, administrative rulings, notices of and communications with DNB and authoritative literature; and

(ii)     as to enforceability of the Indenture.

V.       OPINION PARAGRAPHS

Based upon and subject to the foregoing and to the further qualifications set out below and subject to any matters, documents or events not disclosed to us by the parties concerned, having regard to such legal considerations as we deem relevant, we are of the following opinion:

1.       CORPORATE STATUS, POWER AND CAPACITY

1.1 Burns Philp Treasury (Europe) B.V. is registered as: (i) a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), (ii) incorporated on 28 February 1994 and (iii) validly existing under the laws of The Netherlands.

1.2 Burns Philp Netherlands European Holdings B.V. is registered as: (i) a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), (ii) incorporated on 27 May 1994 and (iii) validly existing under the laws of The Netherlands.

1.3      Each of the Companies has:

         (a) corporate power and corporate capacity to enter into, to execute and to deliver the Indenture and to undertake and to perform the obligations expressed to be assumed by it therein; and

         (b) not omitted to take any internal corporate action in connection with its entering into of the Indenture, the absence of which may give it the right to assert against contracting parties acting in good faith that it has not validly entered into the Indenture.

2.       EXECUTION AND VALIDITY OF OBLIGATIONS

         The Indenture has been duly executed on behalf of the Companies.

3.       CONFLICT WITH LAWS OR ARTICLES OF ASSOCIATION

         In themselves, neither the execution and delivery by the Companies of the Indenture, nor the undertaking and performance by the Companies of the obligations expressed to be assumed by them thereunder, conflicts or will conflict with or result in a breach of any provision of (or constitute a breach of or default under):

         (i)      the respective articles of association of the Companies; or

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         (ii)     any law or generally applicable regulation of The Netherlands to which the Companies are subject,

         which would make the Indenture or parts thereof null and void or subject the Indenture to avoidance or nullification in The Netherlands.

VI.      MISCELLANEOUS

This opinion:

(a) is issued and may only be relied upon on the express condition that it shall be governed by and that all words and expressions used herein shall be construed and interpreted in accordance with the laws of The Netherlands;

(b)      speaks as of 5 march 2004, 11:00 hours, Amsterdam time;

(c)      is addressed to you and is for your benefit;

(d) is strictly limited to the matters set forth herein and no opinion or advice may be inferred or implied beyond that expressly stated herein;

(e) may not be used for any other purpose than in connection with the filing of the Registration Statement; and

(f) may, subject only to our consent to file the same as an exhibit to the Registration Statement as set out in `I. General' above, not be disclosed to any other person, company, enterprise or institution, save for Dewey Ballantine LLP that may rely on our opinion with respect to matters of Netherlands law for purposes of its opinion filed as an exhibit to the Registration Statement, as if our opinion had been addressed to it.

Yours faithfully,


/s/ TH.A.L. KLIEBISCH


TH.A.L. KLIEBISCH
ADVOCAAT
CLIFFORD CHANCE LIMITED LIABILITY PARTNERSHIP

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                                     ANNEX

                              CORPORATE DOCUMENTS

1.       EXTRACTS

(a) A faxed copy of (i) an original official extract (uittreksel) dated 16 January 2003 from the Commercial Register of the Chamber of Commerce of Amsterdam (the "CHAMBER") relating to the registration of Burns Philp Treasury (Europe) B.V. under number 33256930 and confirmed to us by the Chamber by telephone on 20 February 2003 to have remained unaltered since such date and (ii) an original official extract (uittreksel) dated 12 February 2004 from the Chamber relating to the registration of Burns Philp Treasury (Europe) B.V. under number 33256930 and confirmed to us by the Chamber by telephone on 5 March 2004 to have remained unaltered since such date; and

(b) a faxed copy of (i) an original official extract (uittreksel) dated 16 January 2003 from the Chamber relating to the registration of Burns Philp Netherlands European Holdings B.V. under number 33259411 and confirmed to us by the Chamber by telephone on 20 February 2003 to have remained unaltered since such date and (ii) an original official extract (uittreksel) dated 12 February 2004 from the Chamber relating to the registration of Burns Philp Netherlands European Holdings B.V. under number 33259411 and confirmed to us by the Chamber by telephone on 5 March 2004 to have remained unaltered since such date;

The documents referred under 1.(a) and 1.(b) are together referred to as the "EXTRACTS" and each an "EXTRACT".

2.       ARTICLES

(a) A photocopy of the articles of association (statuten) of Burns Philp Treasury (Europe) B.V., as, according to the extracts referred to in 1.(a) above, they stand since its incorporation on 28 February 1994; and

(b) a photocopy of the articles of association (statuten) of Burns Philp Netherlands European Holdings B.V., as, according to the extracts referred to in 1.(b) above, they stand since their last amendment on 28 July 1995.

3.       BOARD RESOLUTIONS

(a) A faxed copy of an original written resolution by the Board of Managing Directors of Burns Philp Treasury (Europe) B.V. dated 17 February 2003 signed by F. van der Rhee for and on behalf of Equity Trust Co. N.V., J.G. McKenna, J.T. Lynch and A.P. Hugli (being all the members of the Board of Managing Directors of Burns Philp Treasury (Europe) B.V. according to the extract referred to in 1.(a) above), in which it is, inter alia, resolved to approve the entering into and execution of the Indenture to which Burns Philp Treasury (Europe) B.V. is expressed to be a party; and

(b) a faxed copy of an original written resolution by the Board of Managing Directors of Burns Philp Netherlands European Holdings B.V. dated 17 February 2003 signed by F. van der Rhee for and on behalf of Equity Trust Co. N.V., J.G. McKenna, J.T. Lynch,

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         L.E. Wheeler and A.P. Hugli (being all the members of the Board of
         Managing Directors of Burns Philp Netherlands European Holdings B.V according to the extract referred in 1.(b) above), in which it is, inter alia, resolved to approve the entering into and execution of the Indenture to which Burns Philp Netherlands European Holdings B.V. is expressed to be a party.

The documents referred to in 3.(a) through 3.(b) above are together referred to as the "BOARD RESOLUTIONS".

4.       MINUTES OF THE SHAREHOLDERS MEETING

(a) An original copy of the minutes of an extraordinary meeting of the sole shareholder of Burns Philp Treasury (Europe) B.V. held on 17 February 2003 reflecting the approval of the sole shareholder of the execution and performance of the Indenture to which Burns Philp Treasury (Europe) B.V. is expressed to be a party; and

(b) an original copy of the minutes of an extraordinary meeting of the shareholders of Burns Philp Netherlands European Holdings B.V. held on 17 February 2003 reflecting the approval of the shareholders of the execution and performance of the Indenture to which Burns Philp Netherlands European Holdings B.V. is expressed to be a party.

The documents referred to under 4.(a) and 4.(b) above are also referred to as the "SHAREHOLDERS RESOLUTIONS".

5.       POWERS OF ATTORNEY

(a) A power of attorney contained in the board resolutions referred to under 3.(a) above, authorising, inter alios, Ms Helen Golding, acting individually to execute (amongst other things) the Indenture on behalf of Burns Philp Treasury (Europe) B.V.; and

(b) a power of attorney contained in the board resolutions referred to under 3.(b) above, authorising, inter alios, Ms Helen Golding, acting individually to execute (amongst other things) the Indenture on behalf of Burns Philp Netherlands European Holdings B.V.

The documents referred to under 5.(a) and 5.(b) above are together referred to as the "POWERS OF ATTORNEYS" and each a "POWER OF ATTORNEY" and the attorneys appointed therein the "ATTORNEYS" and each an "ATTORNEY".

6.       CERTIFICATES

(a) A certificate of Burns Philp Treasury (Europe) B.V. addressed to Clifford Chance LLP dated 5 March 2004 expressed to have been signed by Mr. R.G.A. De Schutter on behalf of Equity Trust Co. N.V. and by Mr. J.
         G. McKenna on behalf of Burns Philp Treasury (Europe) B.V. stating that at (a) the date of signing the Indenture and (b) the date hereof (i) the documents referred to in 3.(a) and 4.(a) have continued to be in full force and effect and that they have remained unaltered since then,
         (ii).a. the Company did not have and does not have a works council (ondernemingsraad) and/or a Dutch central works council (centrale ondernemingsraad) or similar body with jurisdiction over the transactions as envisaged by the Indenture and (ii).b. there is nor was a legal requirement to have the same as the Company did not and does not have employees; and

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(b)      a certificate of Burns Philp Netherlands European Holdings B.V.
         addressed to Clifford Chance LLP dated 5 March 2004 expressed to have been signed by Mr. R.G.A. De Schutter on behalf of Equity Trust Co. N.V. and by Mr. J. G. McKenna on behalf of Burns Philp Netherlands European Holdings B.V. stating that at (a) the date of signing the Indenture and (b) the date hereof (i) the documents referred to in 3.(b) and 4.(b) have continued to be in full force and effect and that they have remained unaltered since then, (ii).a. the Company did not have and does not have a works council (ondernemingsraad) and/or a Dutch central works council (centrale ondernemingsraad) or similar body with jurisdiction over the transactions as envisaged by the Indenture and (ii).b. there is nor was a legal requirement to have the same as the Company did not and does not have employees.

The documents referred to under 6.(a) and 6.(b) above are together referred to as the "CERTIFICATES".

7.       CORPORATE DOCUMENTS

The documents referred to under 1.(a) up to and including 6.(b) above are also referred to as the "CORPORATE DOCUMENTS".

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